CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Geltology Inc. (the “Company”) for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Xingping Hou, Chief Executive Officer of the Company, and Amy Xue, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 14, 2013

/s/ Xingping Hou
Xingping Hou
Chief Executive Officer
(Principal Executive Officer)

/s/ Amy Xue
Amy Xue
Chief Financial Officer
(Principal Financial and Accounting Officer)